Hairmax International Inc.
      Letter of Resignation from Director Alisha M. Roth, November 2, 2004


November  2,  2004

Mr.  Edward  A.  Roth
President  and  Chief  Executive  Officer
Hairmax  International,  Inc.

Dear  Edward:

In order for the company to remain in compliance, as a Business Development Company, which must consist of a majority of Independent Directors, I am regretfully tendering my resignation from the Board of Directors of Hairmax International, I fully expect to continue my position as Vice-President for the company, effective with this letter.

Thank you for the opportunity to serve on the Board and I intend to continue present efforts in my position.

Sincerely

By:  /s/  Alisha  M.  Roth
     ---------------------
     Alisha  M.  Roth



                           Hairmax International Inc.
    Letter of Resignation from Director Michael Bongiovanni, November 2, 2004


November  2,  2004

Mr.  Edward  A.  Roth
President  and  Chief  Executive  Officer
Hairmax  International,  Inc.

Dear  Edward:

In order for the company to remain in compliance, as a Business Development Company, which must consist of a majority of Independent Directors, I am regretfully tendering my resignation from the Board of Directors of Hairmax International, I fully expect to continue my position as Chief Financial Officer for the company, effective with this letter.

Thank you for the opportunity to serve on the Board and I intend to continue present efforts in my position.

Sincerely

By:  /s/  Michael  Bongiovanni
     -------------------------
     Michael  Bongiovanni